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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CareerBuilder, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-78283) on Form S-8 of CareerBuilder, Inc. of our report dated February 4, 2000, relating to the balance sheets of CareerBuilder, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which reports appear in the December 31, 1999, annual report on Form 10-K of CareerBuilder, Inc.


                                                 /s/ KPMG LLP

McLean, Virginia
March 27, 2000